                                                                   Exhibit 10.15



                                   AMENDMENT
                                    TO THE
                        UNISYS LONG-TERM INCENTIVE PLAN
                        -------------------------------


I. Section 2.07(c) is amended and restated in its entirety, effective as of February 22, 1990, to read as follows:

               "(c) Approval by the stockholders of Unisys of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be; or"